TRANSFER AGREEMENT

BETWEEN:	LIFEWATER INDUSTRIES, LLC

_____________________________________________

(the “Borrower”)

AND:	BYRNE UNITED S.A.

_____________________________________________

(the “Lender”)

WHEREAS:

A. The Borrower is the beneficial owner of approximately an aggregate of 20,300,000 shares of The Alkaline Water Company Inc. (the “Company”);

B. In consideration of the Purchaser providing a loan (the “Loan”) to the Borrower, the Borrower has agreed to transfer 1,500,000 shares (the “Securities”) of the Company to the Lender on the terms and conditions hereinafter set forth in this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

1.	Purchase and Sale

1.1 On the basis of the representations and warranties of the parties to this Agreement and subject to the terms and conditions of this Agreement, the Borrower hereby transfers to the Lender the Securities.

1.2 The closing of the transfer of the Securities (the “Closing”) by the Borrower to the Lender will take place on the date of the Closing of the Loan or such other date as may be agreed to by the parties hereto (the “Closing Date”).

1.3 On the Closing Date, the Borrower will deliver to the Company’s lawyers, the following documents:

(a)	certificates representing the Securities together with instructions to re-register the Securities in the name of the Lender; and

(b)	all other documents and instruments as the Lender may reasonably require.

2.	Representations and Warranties

2.1 The Borrower represents and warrants to the Lender (which representations and warranties shall survive the closing of the transactions contemplated in this Agreement), with the intent that the Lender will rely thereon in entering into this Agreement and in concluding the transfer of the Securities as contemplated herein, that:

(a)
the securities have been duly authorized and validly issued, fully paid and non-assessable and the Borrower is the beneficial and registered owner of the Securities free and clear of all liens, charges and encumbrances of any kind whatsoever. Upon consummation of the transactions contemplated by this Agreement, the Lender shall own the Securities free and clear of all liens, charges and encumbrances of any kind whatsoever;

(b)	the Borrower is an Arizona limited liability company duly organized, validly existing and in good standing under the State of Arizona;

(c)
there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the Borrower or any other person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the Securities or the ownership thereof;

(d)
the Borrower has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title and ownership of the Securities to the Lender;

(e)	no person, firm, corporation or entity of any kind has or will have any agreement or option or any right capable at any time of becoming an agreement to:

(i)	purchase or otherwise acquire the Securities; or

(ii)	require the Borrower to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Securities other than under this Agreement;

(f)
this Agreement and all other documents required to be executed and delivered by the Borrower have been duly, or will when executed and delivered be duly, executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, specific performance, injunctive relief and other equitable remedies;

(g)
the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Borrower or of any agreement, written or oral, to which the Borrower may be a party or by which the Borrower is or may be bound;

(h)
no governmental, administrative or other third party consents or approvals are required by or with respect to the Borrower in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(i)
there are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Borrower, threatened against or by the Borrower that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement;

(j)	the Borrower is not an “underwriter” (as such term is defined in Section 2(11) of the 1933 Act) of any securities of the Company; and

(k)
the Borrower has not taken any action which would impose any obligation or liability to any person for finder’s fees, agent’s commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2.2 The Lender represents and warrants to the Borrower (which representations and warranties shall survive the closing of the transactions contemplated in this Agreement), with the intent that the Borrower will rely thereon in entering into this Agreement and in concluding the transfer of the Securities as contemplated herein, that it:

(a)	is not a U.S. Person (as such term is defined in Regulation S of the 1933 Act) and is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(b)	is outside the United States when receiving and executing this Agreement;

(c)
understands and agrees that the Securities have not been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with any applicable securities laws;

(d)
is acquiring the Securities as principal for investment only and not with a view to resale or distribution and, in particular, the Lender has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons, except in compliance with the registration provisions of the 1933 Act or an exemption therefrom;

(e)
acknowledges that the Lender has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities provided, however, that the Lender may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities (or the underlying shares of common stock) pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(f)	the Lender has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement;

(g)
this Agreement and all other documents required to be executed and delivered by the Lender have been duly, or will when executed and delivered be duly, executed and delivered by the Lender, and constitute the legal, valid and binding obligations of the Lender, enforceable against the Lender in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, specific performance, injunctive relief and other equitable remedies;

(h)
the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Lender or of any agreement, written or oral, to which the Lender may be a party or by which the Lender is or may be bound;

(i)
the Purchaser has not taken any action which would impose any obligation or liability to any person for finder’s fees, agent’s commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(j)
no governmental, administrative or other third party consents or approvals are required by or with respect to the Lender in connections with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(k)
there are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Lender, threatened against or by the Lender that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement;

(l)
it has had access to all of the books and records of the Company and accordingly agrees that it is familiar with and has access to information regarding the Company similar to information that would be available in a registration statement filed by the Company under the 1933 Act;

(m)
it (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time; and

(n)
the Lender is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

2.3 In this Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S.

3.	Indemnification

3.1 The Borrower shall indemnify the Lender and hold the Lender harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, encumbrances, costs, expenses (including, without limitation, reasonable attorney’s fees) incurred by the Lender resulting from any breach of any representations, warranty, covenant or agreement made by the Borrower herein.

4.	Entire Agreement

4.1 There are no representations, warranties, collateral agreements, or conditions except as herein specified.

5.	Expenses

5.1 Each party to this Agreement will be responsible for all of its own expenses, legal and other professional fees, disbursements, and all other costs incurred in connection with the negotiation, preparation, execution, and delivery of this Agreement and all documents and instruments relating hereto and the consummation of the transactions contemplated hereby.

6.	Proper Law

6.1 This Agreement will be governed by and construed in accordance with the law of the State of Nevada.

7.	Further Assurances

7.1 The parties to this Agreement hereby agree to execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

8.	Electronic Means

8.1 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

9.	Counterparts

9.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of February 12, 2015.

LIFEWATER INDUSTRIES, LLC

Per:           /s/ Steven P. Nickolas
                 Authorized Signatory

Name:      Steven P. Nickolas

Title:

BYRNE UNITED S.A.

Per:           /s/ Roland Waldvogel
                Authorized Signatory

Name:      Roland Waldvogel

Title: